FORTISSIMO ACQUISITION CORP.
14 Hamelacha Street
Park Afek, Rosh Ha’ayin 48091 Israel

March 21, 2007

American Stock Transfer
& Trust Company
59 Maiden Lane
New York, New York 10038

EarlyBirdCapital, Inc.
275 Madison Avenue
New York, New York 10016

Re: Investment Management Trust Agreement

Ladies and Gentlemen:

Reference is made to that certain Investment Management Trust Agreement (the “Agreement”), dated as of October 11, 2006, between Fortissimo Acquisition Corp. (“Company”) and American Stock Transfer & Trust Company. Section 1(c) is hereby deleted in its entirety and replaced with the following:

“(c) In a timely manner, upon the instruction of the Company, to invest and reinvest the Property in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, and/or in any open ended investment company registered under the Investment Company Act of 1940 that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (c)(2), (c)(3) and (c)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940, as determined by the Company;”

Except as indicated above, the Agreement shall remain in full force and effect.

FORTISSIMO ACQUISITION CORP.

By:	/s/Yuval Cohen
Name: Yuval Cohen
Title: Chief Executive Officer
Acknowledged and agreed this
21st day of March, 2007

AMERICAN STOCK TRANSFER &
TRUST COMPANY

By: /s/ Herbert J. Lemmer
Name: Herbert J. Lemmer
Title: Vice President

The undersigned is required to consent to this amendment pursuant to Section 5(c) of the Investment Management Trust Agreement and hereby does so.

EARLYBIRDCAPITAL, INC.

By: /s/ Steven Levine
Name: Steven Levine
Title: Managing Director